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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-103539) of PAREXEL International Corporation and to the incorporation by reference therein, of our report dated August 14, 2002, with respect to the consolidated financial statements and schedule of PAREXEL International Corporation as of and for the year ended June 30, 2002 included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
July 14, 2003